Exhibit (c)(5)

McDonald Investments

Presentation For:

PROJECT KEYSTONE

October 30, 2002

Situation Update

Situation Update

•                           McDonald has been retained to advise the Trust on merits and risks of acquiring Keystone’s remaining public shares and to recommend a course of action

•                           Keystone’s stock price along with the industry has commenced as moderate rebound off 52 week lows

•                           Attractive value still exists if cyclical upturn occurs as forecasted

Presentation Objectives

Presentation Objectives

•                           What is the appropriate price to offer?

•                           Can Keystone service the debt?

•                           Range of value for Keystone

•                           Benefits and risks of transaction

•                           Recommendations and strategy

What Is The Appropriate Price To Offer?

What Is The Appropriate Price To Offer?

•                                Keystone currently trading at 34% of its 52 week high

What Is The Appropriate Price To Offer?

•                                Entire industry has rebounded from 52 week lows

What Is The Appropriate Price To Offer?

•                                Control premium study

—                 Based on MergerStat data

—                 January 1, 2000 to YTD

—                 178 tender offer acquisitions above $100 million in value

—                 Stock prices above $5.00

—                 Eliminated negative premiums

•                                Control premiums range from 1.1% to 153.7%

—                 Implied price on yesterday’s closing stock price of $14.46

—                 Range of price to offer $14.62 to $36.69

What Is The Appropriate Price To Offer?

•                                Control premium study

—                 January 1, 1992 to December 31, 2001

—                 All public acquisitions

—                 4,015 completed transactions

Median Control Premium
1992	34.7%
1993	33.0%
1994	35.0%
1995	29.2%
1996	27.3%
1997	27.5%
1998	30.1%
1999	34.6%
2000	41.1%
2001	40.5%

Source: MergerStat

Conclusions On Appropriate Price to Offer

Appropriate price to offer based on market premium of 40.5% and yesterday’s stock price of $14.46 is $20.32

Implications Of Appropriate Price To Offer

•                           Implications of control study premium range

Price Per Share	Approximate Shares to be Acquired	Implied Cost	Less Keystone Excess Cash	New Debt From Trust
$14.62	8,851,312	$129,406,181	$36,876,856	$92,529,326
$20.32	8,851,312	$179,858,660	$36,876,856	$142,981,804
$25.00	8,851,312	$221,282,800	$36,876,856	$184,405,944
$30.00	8,851,312	$265,539,360	$36,876,856	$228,662,504
$35.00	8,851,312	$309,795,920	$36,876,856	$272,919,064
$36.69	8,851,312	$324,754,637	$36,876,856	$287,877,782

Can Keystone Service The Debt?

Can Keystone Service The Debt?

	2002(P)	2003(P)	2004(P)	2005(P)	2006(P)
Sales	352,082	367,082	443,685	613,968	754,769
Gross Profit	49,825	64,487	84,470	122,070	157,527
Operating Income	(31,338)	14,042	28,795	54,872	80,887
Interest Expense	(7,500)	(14,476)	(15,044)	(13,759)	(9,717)
EBITDA	18,813	38,225	54,619	82,296	109,979
Net Income	(25,436)	(434)	12,720	38,030	54,708
Free Cash Flow	17,489	19,885	35,517	65,908	79,899
Cash	16,687	15,000	15,000	15,000	21,837
Coors Debt	100,000	100,000	100,000	100,000	100,000
New debt	143,063	135,967	115,493	63,345	0
Total Debt	243,063	235,967	215,493	163,345	100,000

Assmuptions:
Revenue Growth	-12.1%	4.3%	20.9%	38.4%	22.9%
Gross Margin	14.2%	17.6%	19.0%	19.9%	20.9%
Operating Profit Margin	-8.9%	3.8%	6.5%	8.9%	10.7%
Interest Rate	2.8%	5.0%	6.0%	7.0%	7.0%
EBITDA Margin	5.3%	10.4%	12.3%	13.4%	14.6%
Net Income Margin	-7.2%	-0.1%	2.9%	6.2%	7.2%

Assumes $20.32 purchase price

Can Keystone Service The Debt?

•                                Includes Keystone internal cash flow only without regard for additional family investments

•                                Modeled 2003 only as interest coverage ratio is improved in following years

—                 Assumed 5.00% interest rate in 2003

—                 Current rate at under 3.0%

Assumed Stock Price	Long-Term Debt	Free Cash Flow	Coors Family Interest Expense	New Interest Expense	Total Interest Expense	Interest Coverage Ratio
$14.62	$183,068	$19,885	$7,500	$4,391	$11,891	1.66
$20.32	$235,967	$19,885	$7,500	$6,976	$14,476	1.37
$25.00	$279,535	$19,885	$7,500	$9,101	$16,601	1.20
$30.00	$326,082	$19,885	$7,500	$11,372	$18,872	1.05
$35.00	$372,629	$19,885	$7,500	$13,642	$21,142	0.94
$36.69	$387,917	$19,885	$7,500	$14,399	$21,899	0.91

Range Of Valuation

Positioning Keystone

•                                Keystone has two distinct business units

—                 Different growth characteristics, profitability and cyclicality

•                                Keystone achieved $540 million in revenue and $82 million in EBITDA at last peak

—                 Forecasting $755 million in revenue and $110 million in EBITDA in 2006

•                                Keystone has historically been less profitable than other semiconductor companies

•                                Substantial capacity for next cycle

—                 $650 million of manufacturing and $150 million of assembly capacity

•                                Markets share gains

—                 40+ new assembly and numerous new OEMs

Valuation

•                                Valued each individual business unit’s enterprise value

—                 Advanced Materials

—                 Semiconductor

•                                Utilized three separate valuation methodologies

—                 Public comparables

—                 Precedent transactions

—                 Discounted cash flow

•                                Combined enterprise valuations and accounted for Keystone’s capital structure to get an equity value

Advanced Materials Business Unit Valuation

	Precedent Transactions
	EV/ Sales Min		EV/ Sales Max		EV/ EBITDA Min		EV/ EBITDA Max
Multiple	0.8	x	2.2	x	6.7	x	12.2	x

Financials (12/31/2002)
Advanced Materials Sales	$207,789		$207,789
Advanced Materials EBITDA					$28,254		$28,254
Enterprise Value	$173,900		$455,351		$189,123		$345,594
Enterprise Value per Share	$14.82		$38.81		$16.12		$29.45

	Public Comparables
	EV/ Sales Min		EV/ Sales Max		EV/ EBITDA Min		EV/ EBITDA Max
Multiple	0.5	x	0.8	x	5.6	x	6.6	x
Control Premium	40.5%		40.5%		40.5%		40.5%
Adjusted Multiple	0.8	x	1.1	x	7.9	x	9.3	x

Financials (12/31/2002)
Advanced Materials Sales	$207,789		$207,789
Advanced Materials EBITDA					$28,254		$28,254
Enterprise Value	$159,006		$222,095		$222,087		$262,713
Enterprise Value per Share	$13.55		$18.93		$18.93		$22.39

Advanced Materials Business Unit Valuation

•                                Discounted cash flow analysis

—                 Range of terminal EBITDA multiples from 6.7x to 12.2 x

NPV of FCF	Terminal EBITDA	Terminal EBITDA Multiple	Discounted Terminal EBITDA	Enterprise Value	Enterprise Value Per Share
$34,803	$39,173	6.7x	$163,852	$198,655	$16.93
$34,803	$39,173	8.0x	$195,645	$230,447	$19.64
$34,803	$39,173	9.3x	$227,437	$262,240	$22.35
$34,803	$39,173	10.6x	$259,229	$294,032	$25.06
$34,803	$39,173	12.2x	$298,358	$333,161	$28.39

Base case only

Valuation Summary

•                                Advanced Materials enterprise value

Semiconductor Business Unit Valuation

	Public Comparables
	EV/ LTM Sales Min		EV/ LTM Sales Max
Multiple	2.0	x	2.6	x
Performance Discount	66.7%		66.7%
Size Discount	12.5%		12.5%
Control Premium	40.5%		40.5%
Adjusted Multiple	0.8	x	1.1	x

Financials (12/31/2002)
Semiconductor Sales	$144,293		$144,293
Enterprise Value	$119,252		$156,581
Enterprise Value per Share	$10.16		$13.34

	Precedent Transactions
	EV/ LTM Sales Min		EV/ LTM Sales Max
Multiple	0.6	x	5.0	x
Performance Discount	66.7%		66.7%
Adjusted Multiple	0.2	x	1.7	x

Financials (12/31/02)
Semiconductor Sales	$144,293		$144,293
Enterprise Value	$27,916		$241,903
Enterprise Value per Share	$2.38		$20.62

Semiconductor Business Unit Valuation

•                                Discounted cash flow analysis

—                 Range of terminal revenue multiples from 0.2x to 1.7x

NPV of FCF	Terminal Revenue	Terminal Revenue Multiple	Discounted Terminal Revenue	Enterprise Value	Enterprise Value Per Share
$79,193	$511,339	0.2x	$50,656	$129,849	$11.07
$79,193	$511,339	0.5x	$126,641	$205,834	$17.54
$79,193	$511,339	1.0x	$253,282	$332,475	$28.34
$79,193	$511,339	1.5x	$379,922	$459,116	$39.13
$79,193	$511,339	1.7x	$430,579	$509,772	$43.45

Base case only

Valuation Summary

•                                Semiconductor enterprise value

Valuation Summary

•                                Keystone combined equity value per share

	Min	Max
Advanced Materials
Precedent Transactions	$14.82	$38.81
Public Comparables	$13.55	$22.39
Discounted Cash Flow	$12.18	$28.39

Semiconductor
Precedent Transactions	$2.38	$20.62
Public Comparables	$10.16	$13.34
Discounted Cash Flow	$5.82	$43.45

Net Debt	$(3.68)	$(3.68)

Combined
Precedent Transactions	$13.52	$55.75
Public Comparables	$20.04	$32.06
Discounted Cash Flow	$14.32	$68.17

Expected Return On Investment

Expected Return On Investment

•                                Based ROI analysis on $20.32 acquisition price

•                                ROI ranges from 25% to 47% depending on downside case and upside case

•                                Acquisition ROI significantly exceeds status quo ROI expected range of 12% to 22%

•                                Trust ROI significantly enhanced due to the low cost of the debt financing the acquisition

Risks Of Transaction

Risks Of Transaction

•                                Keystone in unable to service debt load

•                                Keystone’s semiconductor business unit has not yet hit bottom and the turn in the cycle is further delayed

•                                Potential to lose Keystone once it is put in play

•                                Negative publicity and potential lawsuits

•                                Board rejects offer or tender offer fails

Benefits Of Transaction

Benefits Of Transaction

•                                Offer liquidity to all public shareholders at negotiated price

•                                Capital gains treatment to selling shareholders

•                                Expected ROI substantially better than status quo

•                                Family is currently taking greater risk for less reward than other shareholders

•                                Secures ownership and heritage of business for the family

•                                Eliminates cost of being public

Recommendations

Recommendations

•                                Prepare to move forward with tender offer

—                 Continue to monitor stock price and market conditions. Meet again on November 8 to make final decision

•                                Present offer to Keystone’s Board of independent directors on November 11

—                 Request Board response within two weeks

•                                Launch tender offer immediately following Board approval

—                 Have Board recommend transaction to shareholders

•                                Close transaction in January

McDonald Investments

Presentation For:

PROJECT KEYSTONE

October 30, 2002